Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2016 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

(1)           The election of the following nine (9) directors to the Board of Directors of the Company, each to serve until the 2017 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	11,186,439	827,339	1,331,283
Henry A. Crumpton	11,586,743	427,035	1,331,283
Cynthia A. Flanders	10,845,036	1,168,742	1,331,283
Peter W. Getsinger	8,454,292	3,559,486	1,331,283
William F. Griffin, Jr.	11,127,356	886,422	1,331,283
William F. Leimkuhler	8,453,033	3,560,745	1,331,283
W.G. Champion Mitchell	11,575,977	437,801	1,331,283
James W. Quinn	8,504,848	3,508,930	1,331,283
Brian R. Sherras	11,125,666	888,112	1,331,283

(2)           The approval of the 2016 Executive Performance Plan for William F. Griffin, Jr.

The results of the voting were as follows:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
11,824,813	136,674	52,291	1,331,283

 (3)          The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The results of the voting were as follows:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
7,708,337	4,263,395	42,046	1,331,283

(4)           The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2017.

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN
13,180,548	130,209	34,304